                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or Section
         240.14a-12

                                         DNAP HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously paid:
         -----------------------------------------------------------------------
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
                            DNAP HOLDING CORPORATION
                             6701 SAN PABLO AVENUE
                           OAKLAND, CALIFORNIA 94608
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

To the Stockholders of
  DNAP HOLDING CORPORATION:

    You are cordially invited to attend the annual meeting of the stockholders of DNAP Holding Corporation, a Delaware corporation (the "Company") to be held at 9:00 a.m., local time, on Thursday, May 28, 1998, at the Radisson Hotel Berkeley Marina, 200 Marina Blvd., Berkeley, California 94710 (the "Annual Meeting") for the following purposes:

        1.  To elect the Board of Directors for the ensuing year;

        2. To approve the DNAP Holding Corporation 1998 Long-Term Incentive Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 16, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    A record of the Company's activities during 1997 and the Company's audited financial statements for the fiscal year ended December 31, 1997 are contained in the accompanying Annual Report on Form 10-K for the year ended December 31, 1997. The Annual Report does not form any part of the material for solicitation of proxies.

    All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                          By Order of the Board of Directors

                                                    JOE A. RUDBERG

                                                     SECRETARY

April 30, 1998

                            DNAP HOLDING CORPORATION
                             6701 SAN PABLO AVENUE
                           OAKLAND, CALIFORNIA 94608

                            ------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of DNAP Holding Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company to be held on May 28, 1998 at 9:00 a.m., local time, at the Radisson Hotel Berkeley Marina, 200 Marina Blvd., Berkeley, California 94710, and at any adjournment or postponement thereof.

    Shares represented by a validly executed proxy will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted (i) for the election of the nominees for director named under the caption "Nominees of Director" in this Proxy Statement, and (ii) for approval of the DNAP Holding Corporation 1998 Long-Term Incentive Program. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating such revocation in writing to Bernardo Jimenez, Chief Executive Officer, DNAP Holding Corporation, 6701 San Pablo Avenue, Oakland, California 94608, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until such notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

    The approximate date on which this proxy statement and the accompanying proxy were first sent to stockholders of the Company is April 30, 1998.

                               VOTING SECURITIES

    Only holders of record of common stock of the Company, par value $.01 per share (the "Common Stock"), at the close of business on April 16, 1998, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were issued and outstanding 18,370,640 shares of Common Stock. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

    With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. The nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the annual meeting and entitled to vote on the election of directors will be elected as directors of the Company. Consequently, any abstentions, broker non-votes or other limited proxies will have no effect on the election of directors, provided a quorum is present at the meeting.

    Action with respect to the DNAP Holding Corporation 1998 Long-Term Incentive Plan and any other matter that may properly come before the annual meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on any such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on any such proposal, and will have no effect on the outcome.

    The Company will appoint one inspector of election to act at the meeting and to make a written report thereof. The inspector will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 31, 1998 information with respect to the only person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

                                                                                             NUMBER OF
                                                                                               SHARES
                                     NAME AND ADDRESS                                       BENEFICIALLY     PERCENT
                                   OF BENEFICIAL OWNER                                         OWNED        OF CLASS
------------------------------------------------------------------------------------------  ------------  -------------
Bionova International, Inc.(1)............................................................    12,859,448           70%
6701 San Pablo Avenue
Oakland, California 94608

------------------------

(1) Bionova International, Inc., a Delaware corporation, is a wholly-owned subsidiary of Bionova, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Bionova Mexico"). Bionova Mexico is a wholly-owned subsidiary of Empresas La Moderna, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("ELM").

                             ELECTION OF DIRECTORS

    Nine directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The composition of the Board of Directors is governed in part by the terms of a Governance Agreement dated September 26, 1996 between ELM and the Company (the "Governance Agreement"), which was entered into in connection with the merger on that date of DNA Plant Technology Corporation, a Delaware Corporation ("DNAP"), with a wholly-owned subsidiary of the Company (the "Merger"). Pursuant to the terms of the Governance Agreement, the Board of Directors consists of nine members, including one independent director designated by ELM and two independent directors who were designated by DNAP prior to the Merger (the "DNAP Independent Directors"). Among the nominees for director listed below, the DNAP Independent Directors are Evelyn Berezin and Dr. Gerald Laubach. The independent director designated by ELM is Dr. Christopher R. Somerville. The provisions of the Governance Agreement relating to independent directors remain in effect until the day prior to the 1999 annual meeting of stockholders of the Company.

    The Board of Directors has nominated Evelyn Berezin, Dr. Peter Davis, Carlos Herrera, Bernardo Jimenez, Erik C. Jurgensen, and Dr. Gerald Laubach to continue serving as directors of the Company. Each of these nominees has served as a director of the Company since 1996. The Board of Directors also has nominated Eugenio Najera, Alejandro Perez, and Dr. Christopher R. Somerville to join the Board of Directors beginning in 1998. Each of the nominees has consented to serve as a director if elected. If any nominee should become unavailable for election for any reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board.

    Certain background information regarding the current directors and the nominees to serve as directors is set forth below.

    EVELYN BEREZIN -- Ms. Berezin has been a venture capital consultant since 1987 and was President of Greenhouse Management Corporation, the general partner of a venture capital firm, from 1981 until 1987.

Ms. Berezin is a director of Standard Microsystems Corporation and served as a director of CIGNA Corp. until 1995.

    DR. NAM-HAI CHUA -- Dr. Chua has served since 1988 as the Andrew W. Mellon Professor and Head of the Laboratory of Plant Molecular Biology at the Rockefeller University in New York City. He serves on numerous advisory and editorial boards in the United States and other countries relating to plant biotechnology. He is a director of Delta and Pine Land Company.

    DR. PETER DAVIS -- Dr. Davis is a member of the Executive Committee of Pulsar Internacional, S.A. de C.V., an affiliate of ELM ("Pulsar"). Dr. Davis was previously a professor at the Wharton School, where he also served as Director of the Wharton Applied Research Center and Director of Executive Education.

    FRANCISCO GONZALEZ -- Mr. Gonzalez is an advisor to ELM. From October 1995 to February 1997, he was the Chief Executive Officer of Seminis, Inc., a vegetable seed company that is a majority-owned subsidiary of ELM. From January 1994 to October 1995, he served as the Chief Executive Officer of ELM's agrobiotechnology division, and prior to that time served as the Chief Executive Officer of Cigarrera La Moderna, S.A. de C.V., a tobacco company that was then owned by ELM. Mr. Gonzalez is a director of ELM.

    CARLOS HERRERA -- Mr. Herrera is the Director of Business Development of Agromod, S.A. de C.V. He served as the Chief Executive Officer of the Company from July 1996 through September 1997. Mr. Herrera has served as the Managing Director (Chief Executive Officer) of Bionova Mexico since 1993. He is an alternate director of ELM.

    BERNARDO JIMENEZ -- Mr. Jimenez became the Chief Executive Officer of the Company in October 1997. He is also the Chief Operating Officer of the agrobiotechnology division of ELM. From 1993 to 1996, he served as the head of the Industrial Banking Division at the Vector Group, a financial services company in Mexico which is affiliated with ELM ("Vector Group"), the Vice President of New Business Development for Pulsar, and the Chief Financial Officer of ELM. From 1975 to 1993, he held various positions in finance and management at Grupo Industrial Alfa, S.A. de C.V.

    ERIK C. JURGENSEN -- Mr. Jurgensen has been the Director of Planning and Corporate Development at Pulsar since 1994. He is also the President of the DUXX Graduate School of Business Leadership. From 1992 to 1994, Mr. Jurgensen was the Chief Executive Officer of Vector Group.

    DR. GERALD D. LAUBACH -- Dr. Laubach was the President of Pfizer, Inc., a pharmaceutical company, from 1972 to 1991. He served as a director of Cigna Corp. and Millipore Corp. until 1996.

    EUGENIO NAJERA -- Mr. Najera has been in charge of new business development at ELM since August 1997. Prior to that time, he was the Chief Executive Officer of Cigarrera La Moderna, S.A. de C.V. He is a director of ELM.

    ALEJANDRO PEREZ -- Mr. Perez has been the Vice President of Diversification of Pulsar since 1991. He is a director of PageMart Wireless, Inc. and Ionica Group PLC, as well as several privately-held technology-based companies affiliated with Pulsar.

    ROBERT SERENBETZ -- Mr. Serenbetz was the Chief Operating Officer of the Company from September 1996 until his retirement in January 1998. He was the President of DNAP from 1992 until January 1998. Mr. Serenbetz was Chairman of DNAP from 1994 to 1996.

    DR. CHRISTOPHER R. SOMERVILLE -- Dr. Somerville is a member of the faculty in the Department of Biological Sciences at Stanford University and the Director of the Department of Plant Biology at the Carnegie Institution of Washington, a private research institute located on the Stanford University campus. Prior to moving to Stanford in 1994, Dr. Somerville held faculty positions at the University of Alberta and Michigan State University. Dr. Somerville is a co-founder and member of the Scientific Advisory Board of Mendel Biotechnologies, Inc., an agriculturally-oriented biotechnology company founded in 1997.

Dr. Somerville serves on numerous advisory and editorial boards in the United States and other countries relating to plant biotechnology.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Board of Directors held three meetings in 1997. Each director attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member except Mr. Gonzalez, who did not attend any of the meetings.

COMMITTEES OF THE BOARD

    The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee. The current members and the primary functions of the Audit and Compensation Committees are as follows:

        AUDIT COMMITTEE -- Dr. Gerald D. Laubach (Chairman), Evelyn Berezin and Erik C. Jurgensen. The primary responsibilities of the Audit Committee are
    (i) to recommend the particular persons or firms to be employed by the Company as its independent auditors, (ii) to review with the Company's independent auditors the scope of the audit procedures to be applied in conducting the annual audit, the results of the annual audit and the accompanying management letter, if any, (iii) to consult with the Company's independent auditors (periodically, as appropriate, and out of the presence of management) with regards to the adequacy of internal controls and accounting practices and, if need be, to consult also with the Company's internal auditors, and (iv) to carry out any other duties delegated to the Audit Committee by the Board from time to time. The Audit Committee met four times during 1997.

        COMPENSATION COMMITTEE -- Erik C. Jurgensen (Chairman), Evelyn Berezin and Dr. Nam-Hai Chua. The primary responsibilities of the Compensation Committee are (i) to administer the Company's stock option and stock incentive plans, (ii) to recommend to the Board matters pertaining to employment agreements, salaries and bonuses for the Company's executive officers and contributions to any of the Company's or its subsidiaries' 401(k) Investment Plans, and (iii) to carry out any other duties delegated to the Compensation Committee by the Board from time to time. The Compensation Committee met one time during 1997.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company or any of its affiliates receive an annual retainer of $6,000, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee or telephone meeting in which the director participates. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The table below sets forth as of March 31, 1998, the shares of Common Stock beneficially owned by each director, each nominee to serve as a director, each named executive officer listed in the Summary

Compensation Table included elsewhere in this Proxy Statement and by all directors and executive officers as a group.

                                                                                   AMOUNT AND NATURE OF
                                                            COMPANY OR            BENEFICIAL OWNERSHIP OF
                                                          OTHER OFFICES             COMMON STOCK AS OF       PERCENT OF
NAME                                     AGE                   HELD                  DECEMBER 31, 1997          CLASS
-----------------------------------      ---      ------------------------------  -----------------------  ---------------
Bernardo Jimenez...................          45   Chief Executive Officer and                    0                *
                                                  Director

Dr. John R. Bedbrook...............          48   Executive Vice President                   5,519(1)             *

Dr. David A. Evans.................          46   Executive Vice President                  20,595                *

Arthur H. Finnel...................          47   Executive Vice President,                      0                *
                                                  Treasurer and Chief Financial
                                                  Officer

Raul Batiz E.......................          73   President of International                     0                *
                                                  Produce Holding Company

Evelyn Berezin.....................          73   Director                                  10,526(2)(3)          *

Dr. Nam-Hai Chua...................          54   Director                                       0                *

Dr. Peter Davis....................          53   Director                                       0                *

Francisco Gonzalez.................          66   Director                                       0                *

Carlos Herrera.....................          57   Director                                       0                *

Erik C. Jurgensen..................          56   Director                                       0                *

Dr. Gerald D. Laubach..............          72   Director                                   4,700(2)             *

Eugenio Najera.....................          50   Director Nominee                               0                *

Alejandro Perez....................          49   Director Nominee                               0                *

Dr. Christopher R. Somerville......          50   Director Nominee                               0                *

Robert Serenbetz...................          54   Director                                   2,893                *

All directors and executive                                                                       (4)             *
  officers of the Company as a
  group (consisting of 15
  persons).........................                                                         44,233

------------------------

*   Represents less than 1% of Common Stock outstanding on March 31, 1998.

(1) Includes 121 shares and currently exercisable options to purchase an additional 2,820 shares of Common Stock held by Dr. Bedbrook's wife, who is an employee of DNAP, as to which shares Dr. Bedbrook disclaims beneficial ownership.

(2) Includes currently exercisable options to purchase shares of Common Stock as follows: Ms. Berezin -- 4,900 shares; Dr. Laubach -- 4,700 shares.

(3) Includes 5,626 shares of Common Stock owned jointly by Ms. Berezin and her husband.

(4) Gives effect to the above footnotes.

    Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such person has the right to acquire beneficial ownership, and (ii) the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company's current and former chief executive officers, each of the other four most highly-paid executive officers of the Company and a former executive officer of the Company (together, the "Named Executive Officers") for or with respect to the fiscal year ended December 31, 1997 and December 31, 1996, the Company's first year of operations. In addition, information is provided with respect to the compensation paid by DNAP to Mr. Serenbetz, Dr. Bedbrook and Dr. Evans for or with respect to the fiscal year ended December 31, 1995.

                                                                                         COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION               --------------------------
         NAME AND                      ---------------------------------------------  RESTRICTED    SECURITIES
        PRINCIPAL                         BASE                      OTHER ANNUAL         STOCK      UNDERLYING
         POSITION             YEAR     SALARY ($)    BONUS ($)    COMPENSATION ($)    AWARDS ($)    OPTIONS (#)
--------------------------  ---------  -----------  -----------  -------------------  -----------  -------------
Bernardo Jimenez,.........       1997      51,000            0                0                0             0
  Chief Executive Officer
  (1)

Carlos Herrera,...........       1997     221,673(2)     58,910(3)         20,068              0             0
  Chief Executive Officer        1996     169,932(2)     54,122(3)         27,357              0             0

Arthur H. Finnel,.........       1997     271,813       75,814(3)              0               0             0
  Executive Vice                 1996     270,000(4)          0               0                0             0
  President, Treasurer and
  Chief Financial Officer

Robert Serenbetz,.........       1997     261,999            0                0                0             0
  Chief Operating                1996     261,289       48,143              477(7)             0             0(9)
  Officer(5)                     1995     225,000            0           23,076           25,000(8)      18,000

Dr. John R. Bedbrook,.....       1997     209,100            0                0                0             0
  Executive Vice President       1996     188,711       20,837                0                0             0
                                 1995     174,000            0           10,931                0             0

Dr. David A. Evans,.......       1997     199,903            0                0                0             0
  Executive Vice President       1996     188,711       20,837                0                0             0
                                 1995     165,680            0           21,176(7)         9,270(8)           0

Raul Batiz E.,............       1997     308,981            0                0                0             0
  President of                   1996     408,468            0                0                0             0
  International Produce
  Holding Company(10)

                                   OTHER
         NAME AND           -------------------
        PRINCIPAL                ALL OTHER
         POSITION            COMPENSATION ($)
--------------------------  -------------------
Bernardo Jimenez,.........               0
  Chief Executive Officer
  (1)
Carlos Herrera,...........               0
  Chief Executive Officer                0
Arthur H. Finnel,.........           2,050(6)
  Executive Vice                         0
  President, Treasurer and
  Chief Financial Officer
Robert Serenbetz,.........           4,750(6)
  Chief Operating                    4,273(6)
  Officer(5)                         4,623(6)
Dr. John R. Bedbrook,.....           4,750(6)
  Executive Vice President           4,270(6)
                                     1,705(6)
Dr. David A. Evans,.......           4,072(6)
  Executive Vice President           4,270(6)
                                     4,100(6)
Raul Batiz E.,............          75,245(11)
  President of                         327
  International Produce
  Holding Company(10)

------------------------

(1) Mr. Jimenez became Chief Executive Officer of the Company as of October 1, 1997. Only the portion of his compensation related to his services on behalf of the Company and its subsidiaries has been included here.

(2) Mr. Herrera served as the Chief Executive Officer of the Company on a full-time basis from July 1, 1996 through September 30, 1997. From January 12, 1996 through June 30, 1996, he performed services on behalf of the Company as well as certain other entities. Only the portion of his compensation during that period related to services on behalf of the Company and its subsidiaries has been included here.

(3) For Mr. Herrera, the amounts shown for 1997 and 1996 reflect bonus earned for 1996 and 1995, respectively, though the bonus was paid during the following year. For Mr. Finnel, this amount reflects bonus earned for 1997, though this bonus was paid during the first quarter of 1998.

(4) This amount includes compensation paid to Mr. Finnel in the form of fees for consulting services. Mr. Finnel became a full-time employee of the Company as of January 1, 1997.

(5) Mr. Serenbetz retired from the Company effective January 3, 1998.

(6) Represents contributions made by DNAP to its 401(k) Retirement and Savings Plan.

(7) DNAP paid certain expenses, including tax equalization on non-deductible reimbursements, for the relocation of Mr. Serenbetz and Dr. Evans from New Jersey to California.

(8) Represents the value at date of grant of restricted stock awarded in lieu of cash for the 1995 salary increase.

(9) After adjustment to reflect the conversion in connection with the Merger of every ten shares of common stock of DNAP into one share of Common Stock of the Company.

(10) Mr. Batiz resigned as President of International Produce Holding Company as of October 7, 1997 and is no longer an executive officer of the Company.

(11) Includes $75,000 paid to Mr. Batiz for consulting services rendered after his resignation on October 7, 1997.

    In connection with the retirement of Robert Serenbetz as Chief Operating Officer of the Company effective January 3, 1998, the Company has made severance payments to Mr. Serenbetz totaling $310,534. The Company also agreed to continue to provide certain medical, dental and life insurance benefits to Mr. Serenbetz through January 3, 1999.

    Following his resignation on October 7, 1997, Raul Batiz E. was retained by International Produce Holding Company to provide consulting services. He was paid $75,000 for consulting services rendered through December 31, 1997, and is being paid $12,000 per month for consulting services rendered from January 1, 1998 until the consulting arrangement is terminated by either party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Erik C. Jurgensen, Evelyn Berezin, and Dr. Nam-Hai Chua, all of whom are non-employee directors. As mentioned above, Mr. Jurgensen is the Vice President of Planning and Corporate Development at Pulsar. The Company's Chief Executive Officer, Bernardo Jimenez, is a director of Pulsar.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the following report of the Compensation Committee of the Board of Directors and the information herein under "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Commission, and such information shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate such information by reference, notwithstanding the incorporation by reference of this Proxy Statement into any such statements or reports.

            REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors of the Company is responsible for (i) administering the Company's stock option and stock incentive plans, (ii) recommending to the Board matters pertaining to employment agreements, salaries and bonuses for the Company's executive officers and contributions to any of the Company's or its subsidiaries' 401(k) Investment Plans, and (iii) carrying out any other duties delegated to the Committee by the Board from time to time. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and performance against the Company's objectives and that the Company can attract, motivate and retain key executives.

    The Company's executive compensation philosophy is as follows: that (i) executive compensation packages should be designed in a manner whereby the Company can attract and retain high quality executive talent needed to ensure the short-term and long-term success of both its fresh produce agricultural and distribution business as well as its technology development and research activities and businesses, (ii) significant incentives, both short-term and long-term, should become an increasing portion of executive compensation and awarded based on both company and individual performance, and (iii) an alignment of interests between executives and shareholders will be created through compensation structures that share the rewards and risks of strategic decision-making and performance.

    As the Company was first formed on January 26, 1996, several of the executives moved into the Company with policies and practices that carried over from their positions in the companies that became a part of DNAP Holding during 1996, including DNAP. In 1997, two new executives, Jorge Fenyvesi and Abelardo Sanchez, were recruited into the Company, and their compensation packages were set in accordance with arrangements they had with their prior companies.

    In March 1998, the Committee reviewed all of the compensation arrangements of the current group of executive officers. The Committee determined from this review, the specifics of which are clarified below, that the current compensation of these individuals fell within an acceptable range to be market competitive. The Committee recommended to management that equity-based incentives should be developed and utilized as one of the components of compensation in the future. In response to this recommendation, the DNAP Holding Corporation 1998 Long-Term Incentive Plan was developed and approved by the Board of Directors, and is presented as a part of this proxy for approval by the Company's stockholders at the annual meeting.

    The key components of executive compensation are discussed below.

    BASE SALARY. The Company has determined that it will annually set base salary targets for its executive officers at levels competitive with persons holding comparable positions at other companies in the Company's comparison set. In reviewing the base salaries for executive officers of the Company against this objective, the Committee reviewed executive compensation surveys with companies in its major fields of business, which included fresh produce and biotechnology companies, and in its geographic area of operations. It also took into account the decision-making responsibilities, experience, work performance and the prior base salaries of its executives. The Committee determined from this review that the current base salaries of its executives fall within the acceptable range of its base salary targets.

    ANNUAL INCENTIVE BONUS. The compensation policy of the Company is that a significant part of the annual compensation of each executive will be related to and contingent upon the overall performance of the Company, the performance of the subsidiaries or division for which the executive is responsible, and individual objectives established by the executive with the CEO at the beginning of the year. These bonus targets range from 30% to 45% of base salary. The Committee reviewed competitive data and determined that these bonuses were slightly higher than the average for the market-competitive set, but were reasonable and consistent with the philosophy of having a significant portion of executive compensation contingent on performance.

    LONG-TERM INCENTIVES. As stated above, the Committee recommended that management undertake the development of a plan that will provide equity-based incentive awards that are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a longer-term incentive to increase shareholder value. The DNAP Holding Corporation 1998 Long-Term Incentive Plan was designed to meet these objectives. Pursuant to this plan, the Committee will have the authority to grant a variety of long-term incentive awards based on the Common Stock of the Company, including stock options (both incentive options and non-qualified options), stock appreciation rights, restricted stock, dividend equivalents, and other types of incentive awards. Under the plan, the Committee will have full authority to determine the provisions associated with the awards and administer the plan.

    OTHER COMPENSATION. The Company provides executives, officers and management with health, retirement and other benefits under plans generally available to the Company's employees.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Jimenez became the Chief Executive Officer of the Company on October 1, 1997. His compensation during the fourth quarter of 1997 was a carryover of his arrangement as Chief Operating Officer of the agrobiotechnology division of ELM. Mr. Herrera's base salary and bonus target had been established based on his position, experience, and prior base salary. His bonus in 1997 was reflective of the fact that the Company did not achieve several of its objectives, including its shortfall against profit objectives.

    BY THE MEMBERS OF THE COMPENSATION COMMITTEE.

    Erik C. Jurgensen (Chairman), Dr. Nam-Hai Chua and Evelyn Berezin.

PERFORMANCE GRAPH

    The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company, the Standard & Poor's 500 Stock Index, and a competitor group index on September 27, 1996, the date on which the Company's Common Stock first traded on the Nasdaq National Market.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS

               DNAP Holding Corporation   Peer Group(1)    S&P 500 Index
9/27/96                          100.00          100.00           100.00
12/31/96                             50           98.84           108.34
3/31/97                           60.71          108.26           111.24
6/30/97                           50.00          110.16           130.66
9/30/97                           71.43          122.71           140.45
12/31/97                          69.42          119.16           144.48

------------------------

1 The Peer Group is made up of the following companies: Cadiz Land Co., Inc., Chiquita Brands International, Inc., Cyanotech Corp., Dole Food Company, Inc., Mycogen Corp. and Northland Cranberries A. Total return calculations were weighted according to each company's market capitalization.

                   APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

INTRODUCTION

    On April 15, 1998, the Board adopted, subject to the approval of the stockholders of the Company, the DNAP Holding Corporation 1998 Long-Term Incentive Plan (the "Plan"). The Board believes that long-term incentive plans provide an important means of attracting, retaining and motivating key personnel and recommends that stockholders approve the Plan. Because directors and executive officers of the Company are eligible to receive awards under the Plan, each of them has a personal interest in the approval of the Plan.

SUMMARY OF THE PLAN

    A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following summary of the Plan is qualified in its entirety by reference thereto.

    PURPOSES. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its stockholders.

    ADMINISTRATION. The Plan provides for administration by the Compensation Committee of the Board (the "Committee"), provided that each member of the Committee must be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select eligible persons to receive awards under the Plan and determine the form and amount and other terms and conditions of such awards. Notwithstanding the authority delegated to the Committee to administer the Plan, the Board is given exclusive authority, subject to the express provisions of the Plan, to grant awards under the Plan to non-employee directors of the Company and to determine the amount, terms and conditions of such awards. However, the Board has no authority under the Plan to select and grant awards to employees of the Company, and such authority is vested exclusively in the Committee, provided that all awards to employees authorized by the Committee shall be ratified by the Board. The Plan authorizes the Committee to delegate its authority under the Plan in certain circumstances; provided, however, that only the Committee may select and grant awards to employees who are subject to Section 16 of the Exchange Act or who are "covered employees", as defined in Section 162(m) of the Code.

    ELIGIBILITY FOR PARTICIPATION. All employees of the Company and its subsidiaries (other than persons employed on a temporary or seasonal basis while in a temporary or seasonal status) and all non-employee directors of the Company are eligible to be selected to participate in the Plan. The selection of employees is within the discretion of the Committee, and the selection of non-employee directors is within the discretion of the Board. In making this selection, the Committee and the Board may give consideration to the functions and responsibilities of the participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. No employee is entitled to receive an award unless selected by the Committee, and no non-employee director is entitled to receive an award unless selected by the Board. As of March 31, 1998, the Company and its subsidiaries had a total of 589 employees.

    TYPES OF AWARDS. The Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options;
(ii) stock appreciation rights ("SARs"); (iii) restricted stock; (iv) dividend equivalents; and (v) other incentive awards. Such awards may be granted singly, in combination or in tandem as determined by the Committee or the Board. All awards shall be subject to the terms, conditions, restrictions and limitations of the Plan, except that the Committee or the Board may, in its sole judgment, subject any award to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the Plan.

    AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of awards under the Plan shall not exceed 2,000,000, subject to adjustment in accordance with the provisions of the Plan. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination thereof.

    The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of awards under the Plan are counted. In the absence of Committee action, the Plan sets forth certain rules applicable for this purpose. For example, in general, unless otherwise determined by the Committee, shares of Common Stock related to awards which terminate by expiration, forfeiture or cancellation without the issuance of shares shall again be available for grant under the Plan. In addition, if shares of Common Stock are delivered or withheld to pay the exercise price of an award or to pay withholding taxes payable upon exercise, vesting or payment of an award, the number of shares available for grant of awards other than incentive stock options under the Plan shall be increased by the number of shares delivered or withheld as payment of such exercise price or withholding taxes.

    If the Company shall effect a subdivision or a consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which outstanding awards granted under the Plan may thereafter be exercised or satisfied, and the exercise prices thereof, shall be proportionately adjusted. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization, outstanding awards under the Plan shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such awards to reflect such changes in the outstanding Common Stock. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of awards under the Plan may be equitably adjusted by the Committee.

    The maximum number of shares of Common Stock for which stock options and SARs may be granted under the Plan to any one employee during a calendar year is 200,000.

    As of April 17, 1998, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $4.00 per share.

    STOCK OPTIONS. Awards may be granted under the Plan in the form of options to purchase shares of Common Stock. These options may be nonqualified stock options or incentive stock options, or a combination of both; provided, however, that no incentive stock options shall be granted later than ten years (five years if the participant is a more than 10% stockholder) from the date of adoption of the Plan by the Board and only employees shall be eligible to receive incentive stock options. The Committee or the Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% (110% if the participant is a more than 10% stockholder) of the fair market value of the Common Stock on the effective date of the option's grant. The term of each option shall be as specified by the Committee or the Board, provided that, unless otherwise designated by the Committee or the Board, no option shall be exercisable later than ten years from the effective date of the option's grant. Options granted in the form of incentive stock options are designed to comply with Section 422(b) of the Code. Upon exercise of an option, the exercise price may be paid by a participant in cash or an equivalent acceptable to the Committee or by delivering previously acquired shares of Common Stock or, in the case of nonqualified stock options, by withholding shares which otherwise would be acquired on exercise. In addition, any grant of a nonqualified stock option under the Plan may provide that payment of the exercise price of such option may also be made in whole or in part in the form of shares of Common Stock subject to risk of forfeiture or other restrictions on transfer.

    STOCK APPRECIATION RIGHTS. SARs may be granted under the Plan to any participant who is granted a stock option under the Plan. SARs may be exercised only when the fair market value of the Common Stock (determined as of the date of exercise of the SAR) exceeds the exercise price of the related option. Upon the exercise of an SAR, the holder shall receive in cash an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the exercise price of the related option, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR shall be exercisable only to the same extent that the related option is exercisable, and in no event after termination of the related option. Upon the exercise of SARs, the related option shall be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which such SARs are exercised. Upon the exercise or termination of the related option, the SARs with respect to such related option shall be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which the related option was exercised or terminated.

    RESTRICTED STOCK. Awards may be granted under the Plan in the form of shares of restricted stock. The Committee or the Board will determine the nature and extent of the restrictions on such shares, the duration of such restrictions and any circumstances under which such shares will be forfeited. Subject to the Committee's or the Board's discretion, during any such period of restriction, holders of shares of restricted stock will have the right to receive dividends on and to vote such shares. At the time of an award of restricted stock, the Committee or the Board will determine the effect on such restricted stock of any termination of employment or service of the holder of such restricted stock prior to the lapse of the applicable restrictions.

    DIVIDEND EQUIVALENTS. Dividend equivalents may be granted to participants under the Plan, either as a component of another award or as a separate award. In general, and subject to such terms, conditions, restrictions and limitations as the Committee or the Board may establish, an award of dividend equivalents shall confer upon the participant a right to receive, in the event of a cash or stock dividend or other distribution paid or made on the Common Stock, an amount equal to the dividend or other distribution that would have been received by the participant had the shares of Common Stock covered by the award been issued and outstanding on the record date established for such dividend or other distribution. Dividend equivalents may be paid in cash, shares of Common Stock, other awards under the Plan or other property, or a combination thereof, in a single payment or in installments, and at such time or times as the Committee or the Board shall determine.

    OTHER INCENTIVE AWARDS. The Committee or the Board may grant other incentive awards under the Plan based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee or the Board determines that such other incentive awards are consistent with the purposes of this Plan. Payment of other incentive awards shall be made at such times and in such forms, which may be cash, shares of Common Stock or other property, as established by the Committee or the Board.

    CORPORATE CHANGE. The Plan provides that, in the event of a corporate change (defined in the Plan to include the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, the sale of all or substantially all the assets of the Company or the occurrence of a change in control of the Company), unless otherwise provided in the related award agreement, (i) each option then outstanding under the Plan shall become exercisable in full, (ii) all restrictions (other than restrictions imposed by law) and conditions of all restricted stock, dividend equivalents and other incentive awards then outstanding under the Plan shall be deemed satisfied, and
(iii) all other criteria and objectives the attainment of which are a pre-condition to exercise, vesting, payment or settlement of all dividend equivalents and other incentive awards then outstanding under the Plan shall be deemed fully satisfied at the maximum criteria levels.

    AMENDMENT. The Board may at any time suspend, terminate, amend or modify the Plan, provided that no amendment or modification shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company determines that such stockholder approval is necessary or desirable. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the consent of the participant holding such award (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause options and SARs under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

    EFFECTIVENESS. The Plan will become effective on the date it is approved by the stockholders of the Company. The Plan has no fixed expiration date.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to participants may be either more or less favorable than those described below depending on their particular circumstances.

    INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

    The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

    The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

    If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a non-statutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory stock option at the time the incentive stock option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already-owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

    NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

    The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the difference between the amount realized and the basis of the shares will constitute capital gain or loss to the optionee for federal income tax purposes.

    If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the optionee's basis will be allocated among the shares received.

    SARS. There will be no federal income tax consequences to either the participant or the Company upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income.

    RESTRICTED STOCK. If the restrictions on an award of restricted stock are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferrable within the meaning of Section 83 of the Code, the participant will not recognize income for federal income tax purposes at the time of the award unless such participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the participant will be required to include income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited the participant may not deduct the income that was recognized pursuant to Section 83(b) election at the time of the receipt of the restricted stock. Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

    If the restrictions on an award of restricted stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

    DIVIDEND EQUIVALENTS. There will be no federal income tax consequences to either the participant or the Company upon the grant of dividend equivalents. Generally, unless dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant's and the Company's tax consequences will be similar to the rules described above for restricted stock.

    LIMITATIONS ON THE COMPANY'S COMPENSATION DEDUCTION. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by the compensation committee; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options and SARs granted by the compensation committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

    In addition, Section 280G of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain individuals if such compensation constitutes an "excess parachute payment". Very generally, excess parachute payments arise from certain payments made to disqualified individuals which are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, shareholders or highly-compensated individuals. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable the Company, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

    TAX WITHHOLDING. To satisfy applicable withholding tax requirements, the Committee may require payment from an employee, may withhold from payments made under the Plan, or may withhold from other compensation payable to the employee.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE MERGER AGREEMENT AND RELATED AGREEMENTS

    The Company acquired DNAP on September 26, 1996, pursuant to that certain Agreement and Plan of Merger dated January 26, 1996, as amended (the "Merger Agreement"), among ELM, Bionova Mexico, the Company, Bionova Acquisition, Inc. and DNAP. From the date of the Merger, Bionova International, Inc. has been the owner of 70% of the outstanding shares of the Company's Common Stock. As described above under the caption "Security Ownership of Beneficial Owners," Bionova International, Inc. is a wholly-owned subsidiary of Bionova Mexico, which is a wholly-owned subsidiary of ELM.

    Under the terms of the Merger Agreement, during the three-year period immediately following the Merger, ELM agreed to provide when requested by the Company a guarantee of the Company's indebtedness to a financial institution under a loan or line of credit, provided that (i) ELM's maximum exposure under such guarantee is limited to $20 million and (ii) the documents evidencing such loan or line of credit provide that the aggregate amount loaned to the Company thereunder will not exceed at any time the sum of (x) 80% of the accounts receivable of the Company and its consolidated subsidiaries and (y) 50% of the inventories of the Company and its consolidated subsidiaries and such loan is secured by such accounts receivable and inventories. At December 31, 1997, ELM guaranteed approximately $49.8 million of the Company's bank debt.

    As provided in the Merger Agreement, ELM and DNAP entered into that certain Long Term Funded Research Agreement dated September 26, 1996, which provides that ELM, directly or through its affiliates, and DNAP will use their best efforts to agree on research projects to be conducted by DNAP for ELM or its affiliates which will result in payments to DNAP of $30 million over a ten-year period, with minimum funding (subject to carry forwards) of $9 million in any three-year period. Unless otherwise agreed by the parties, payments of at least $625,000 in respect of ELM's obligation to fund research projects are to be paid to DNAP at the beginning of each calendar quarter during the term of the Long Term Funded Research Agreement. During 1997 Seminis Vegetable Seeds, Inc., a majority-owned subsidiary of ELM ("Seminis"), paid DNAP $2,500,000 with respect to work under this agreement.

    Also as provided in the Merger Agreement, ELM and the Company entered into the Governance Agreement on September 26, 1996. In addition to the provisions described above under the caption "Election of Directors," the Governance Agreement provides that ELM (together with its affiliates) may, subject to applicable law, acquire or dispose of shares of Common Stock so long as their aggregate beneficial ownership of the Common Stock does not fall below 51% or exceed 80.1%, subject to certain conditions and exceptions.

OTHER TRANSACTIONS WITH ELM AND ITS AFFILIATES

    On July 1, 1996, the Company and Bionova Mexico entered into an Administrative Services Agreement. This agreement provides that Bionova Mexico will render certain administrative and clerical services to the Company and its subsidiaries in return of payment equivalent to the compensation, benefits, and other overhead attributable to the employees of Bionova Mexico performing these services, all of which will be performed in Mexico. The initial term of the agreement was extended to December 31, 1996 and will continue thereafter for successive one-year terms unless either the Company or Bionova Mexico elects to terminate the agreement. In 1997, the amount billed by Bionova under this agreement was $1,000,000.

    Prior to the date of the Administrative Services Agreement, Bionova Mexico rendered certain administrative and clerical services to the Company's subsidiaries for which certain of the Company's subsidiaries were indebted to Bionova Mexico in the amount $3,001,000 at December 31, 1997.

    The Company contracts for insurance and factoring services with a company that is an affiliate of ELM. During 1997, the Company incurred insurance expense of $289,000 to this company. At December 31, 1997, the amount due under the factoring arrangement was $868,000.

    ELM makes available to its affiliates a long-term credit line that bears interest at variable rates comparable to those prevailing in the marketplace. At December 31, 1997, the Company owed ELM $15,429,000 under this credit line.

AGREEMENTS WITH MEMBERS OF THE BATIZ FAMILY

    On October 6, 1997, the Company acquired all of the minority interests in International Produce Holding Company, a Delaware corporation ("IPHC"), and increased its ownership interest in Agricola Batiz, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("ABSA"), to 80% (the "Acquisition"). Prior to the Acquisition, the Company owned 57.7% of IPHC and 50.004% of ABSA. The remaining 42.3% of IPHC was owned by Raul Batiz E. and his sons Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G. The remaining 49.996% of ABSA was owned by relatives of Raul Batiz E., including Raul Batiz G. and J. Guillermo Batiz G. Raul Batiz E., by virtue of his former positions as President of IPHC and its subsidiary, R. B. Packing, Inc., was deemed to be an executive officer of the Company until October 1997. Raul Batiz G. and J. Guillermo Batiz G., by virtue of their respective former position as Director of Operations and Director of Administration of ABSA, were also deemed to be executive officers of the Company until October 1997.

    Pursuant to the terms of the Acquisition, the Company purchased all of the shares of IPHC for an aggregate purchase price of $8,598,000, which was paid by delivery of $5,330,000 in cash and promissory notes totaling $3,268,000 (subject to certain offsets) payable over three years. The minority interest in IPHC was divided approximately as follows: Raul Batiz E.--37.0%, Pedro Batiz G.--26.4%,
J. Guillermo Batiz G.--18.3%, and Raul Batiz G.--18.3%. The increase in the Company's interest in ABSA resulted in part from the withdrawal by all of the minority stockholders of all of their variable capital in ABSA in exchange for $10,385,271, which was paid by delivery of $6,433,271 in cash and promissory notes totaling 3,952,000 payable over three years. Raul Batiz G. owned approximately 16.3%, and J. Guillermo Batiz G. owned approximately 19.4%, of the minority interest in ABSA. The consideration paid in the Acquisition was determined as a result of arms-length negotiations between management of the Company and members of the Batiz family.

    In connection with the Acquisition, Pedro Batiz G. agreed to continue as an executive of IPHC's operating subsidiaries for at least three years. Also, Raul Batiz G. and J. Guillermo Batiz G. agreed to remain with ABSA in consulting roles for at least three months. Pedro Batiz G. received $269,263 in total compensation from R.B. Packing, Inc. in 1997. Raul Batiz G. and J. Guillermo Batiz G. each received $90,140 in total compensation (including consulting fees) from ABSA in 1997.

    Prior to the Acquisition, ABSA was a party to a contractual arrangement with Copropiedad Agricola Batiz Hermanos, a Mexican entity that is controlled by members of the Batiz family but was not a subsidiary of the Company ("CABH"), pursuant to which CABH provided labor and administrative services to ABSA and ABSA paid a fee to CABH based on CABH's costs incurred in connection with providing such services. Both Raul Batiz E. and J. Guillermo Batiz G. owned in excess of 10% of CABH. In 1997, ABSA paid a total of approximately $14,094,000 to CABH under this arrangement.

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

    To assist DNAP to satisfy certain contractual obligations, on June 21, 1996, Mr. Serenbetz, Dr. Bedbrook, and Dr. Evans surrendered certain options to purchase shares of common stock of DNAP previously granted to them. The Company has agreed to grant to each of such persons options to purchase shares of Common Stock of the Company which would be for the same number of shares (adjusted in accordance with the exchange ratio applicable to the Merger) and exercisable on the same terms as the surrendered options. Accordingly, each of such persons is entitled to receive the following options: Mr. Serenbetz--94,500 options at exercise prices ranging from $24.69 to $56.25 and expiration dates ranging from November 2001 to March 2005; Dr. Bedbrook--33,500 options at exercise prices ranging from $24.69 to $81.25 and expiration dates ranging from November 1998 to March 2005; and Dr. Evans-- 37,500 options at exercise prices ranging from $24.69 to $81.25 and expiration dates ranging from November 2000 to March 2005.

    In 1997, the Company hired Abelardo Sanchez to serve as an Executive Vice President of the Company and to manage certain of the Company's subsidiaries. In connection with his new position, Mr. Sanchez was required by the Company to relocate to California. To assist him in his relocation, the Company loaned Mr. Sanchez $750,000 to be used to purchase and make improvements to his new principal residence. The loan is interest-free and is secured by the property. The loan must be repaid at such time as Mr. Sanchez ceases to be employed by the Company, sells the property, or establishes a different principal residence.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section

16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.

                            INDEPENDENT ACCOUNTANTS

    The appointment of the accounting firm selected to audit the Company's financial statements is subject to ratification by the Board of Directors and will not be submitted to stockholders for ratification or approval. It is the present intention of the Company's management to recommend to the Board of Directors the re-appointment of Price Waterhouse LLP, which has audited the financial statements of the Company and certain of its subsidiaries since 1996, to audit the financial statements of the Company for 1998. Representatives of Price Waterhouse LLP are expected to be present at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement at the meeting should they desire to do so.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    Stockholder proposals intended to be included in the Company's proxy statement relating to the 1999 annual meeting of stockholders must be received by the Company's Secretary, Joe A. Rudberg, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, no later than November 30, 1998.

    The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by officers and regular employees of the Company, who will receive no additional compensation therefor.

    The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

    AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY BUT EXCLUDING EXHIBITS TO SUCH REPORT, WILL BE PROVIDED TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN SENT BY THE COMPANY AND TO EACH OTHER BENEFICIAL OWNER OF SHARES OF COMMON STOCK AS OF THE RECORD DATE, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH PERSON. ANY SUCH REQUEST SHOULD BE DIRECTED TO MICHAEL VERNETTI, DIRECTOR OF INVESTOR RELATIONS, 6701 SAN PABLO AVENUE, OAKLAND, CALIFORNIA, 94608, AND EACH SUCH BENEFICIAL OWNER MUST INCLUDE IN SUCH REQUEST A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE THE PERSON MAKING THE REQUEST BENEFICIALLY OWNED ONE OR MORE SHARES OF COMMON STOCK. A LIST OF THE EXHIBITS TO SUCH ANNUAL REPORT IS INCLUDED IN THE REPORT; A COPY OF ANY SUCH EXHIBIT WILL BE FURNISHED UPON REQUEST AND PAYMENT OF A MINIMAL FEE EQUAL TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH COPY.

Oakland, California                           BY ORDER OF THE BOARD OF DIRECTORS
April 30, 1998

                                              JOE A. RUDBERG
                                              SECRETARY

                                                                       EXHIBIT A

                            DNAP HOLDING CORPORATION

                         1998 LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

    1.1 ESTABLISHMENT. DNAP Holding Corporation, a Delaware corporation, hereby establishes the DNAP Holding Corporation 1998 Long-Term Incentive Plan, as set forth in this document.

    1.2 PURPOSE. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of DNAP. A further purpose of the Plan is to provide a means through which DNAP may attract able persons to become directors of DNAP and to provide directors of DNAP with additional incentive and reward opportunities designed to strengthen their concern for the welfare of DNAP and its stockholders. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

    1.3 EFFECTIVENESS. The Plan shall become effective as of the date of its approval by the stockholders of DNAP at the 1998 Annual Meeting of Stockholders. No Awards shall be made before the Plan becomes effective.

ARTICLE 2. DEFINITIONS

    2.1 AWARD. "Award" means any Option, SAR, Restricted Stock, Dividend Equivalent or Other Incentive Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee or the Board.

    2.2 AWARD AGREEMENT. "Award Agreement" means a written agreement between DNAP and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

    2.3  BOARD.  "Board" means the Board of Directors of DNAP.

    2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

    2.5 COMMITTEE. "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors of DNAP, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation
Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

    2.6 COMMON STOCK. "Common Stock" means the Common Stock, $.01 par value per share, of DNAP, or any stock or other securities of DNAP hereafter issued or issuable in substitution or exchange for the Common Stock.

    2.7  COMPANY.  "Company" means DNAP and its Subsidiaries.

    2.8 CORPORATE CHANGE. A "Corporate Change" shall be deemed to have occurred for purposes of the Plan upon (a) the dissolution or liquidation of DNAP; (b) a reorganization, merger or consolidation of DNAP with one or more corporations (other than a merger or consolidation effecting a reincorporation of DNAP in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of DNAP and their proportionate interests therein immediately prior to the merger or consolidation); (c) the sale of all or substantially all of the assets of DNAP; or (d) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of DNAP immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to DNAP or to a company which has acquired all or substantially all its assets) or (b) any entity, person or Group acquires shares of DNAP in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, "Control Transaction" means (a) any tender offer for or acquisition of capital stock of DNAP, (b) any merger or consolidation of DNAP, (c) any contested election of directors of DNAP or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" means persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

    2.9 DIVIDEND EQUIVALENTS. "Dividend Equivalents" means an Award granted to a Participant pursuant to Article 10.

    2.10 DNAP. "DNAP" means DNAP Holding Corporation, a Delaware corporation, and any successor thereto.

    2.11 EFFECTIVE DATE. "Effective Date" means the date an Award is determined to be effective by the Committee or the Board upon its grant of such Award.

    2.12 EMPLOYEE. "Employee" means any person treated as an employee by DNAP or a Subsidiary. "Employee" shall not include any person treated by DNAP or a Subsidiary as an independent contractor.

    2.13 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

    2.14 FAIR MARKET VALUE. "Fair Market Value" means the fair market value of the Common Stock, as determined by the Committee or, (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date the option is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the last sale price as reported by the NASDAQ National Market System for the date the option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

    2.15 INCENTIVE STOCK OPTION. "Incentive Stock Option" means an option to purchase shares of Common Stock that is intended to meet the requirements of
Section 422(b) of the Code.

    2.16 NONQUALIFIED STOCK OPTION. "Nonqualified Stock Option" means an option to purchase shares of Common Stock that is not intended to meet the requirements of Section 422(b) of the Code.

    2.17 OPTION. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

    2.18 OTHER INCENTIVE AWARD. "Other Incentive Award" means an Award granted to a Participant pursuant to Article 11.

    2.19 OUTSIDE DIRECTOR. "Outside Director" means an individual duly elected or chosen as a director of DNAP who is not also an Employee.

    2.20 PARTICIPANT. "Participant" means any Employee or Outside Director to whom an Award has been granted under the Plan.

    2.21 PLAN. "Plan" means this DNAP Holding Corporation 1998 Long-Term Incentive Plan.

    2.22 RESTRICTED STOCK. "Restricted Stock" means an Award of shares of Common Stock granted to a Participant pursuant to, and with such restrictions as are imposed under, Article 9. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

    2.23 SARS. "SARs" means an Award of stock appreciation rights granted to a Participant pursuant to Article 8.

    2.24 SUBSIDIARY. "Subsidiary" means a "subsidiary corporation" of DNAP, as that term is defined in Section 424(f) of the Code.

ARTICLE 3. PLAN ADMINISTRATION

    3.1 RESPONSIBILITY OF COMMITTEE. Subject to the terms and provisions of the Plan, including, without limitation, Section 3.6, the Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

    3.2 AUTHORITY OF COMMITTEE. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right, subject to the provisions of Section 3.6, to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for, and the amount of, Awards payable under the Plan; (d) construe any ambiguous provision of the Plan or any Award Agreement; (e) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (g) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (h) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;
(i) determine whether Awards should be granted singly, in combination or in tandem; (j) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (k) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (l) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and
(m) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

    3.3 DISCRETIONARY AUTHORITY. Subject to the provisions of Section 3.6, (i) the Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan, and (ii) the decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

    3.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

    3.5 DELEGATION OF AUTHORITY. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing; and provided further that only the Committee may select and grant Awards to Employees who are subject to Section 16 of the Exchange Act or who are "covered employees" within the meaning of Section 162(m) of the Code.

    3.6 BOARD AUTHORITY. Notwithstanding the authority hereby delegated to the Committee to administer the Plan, the Board shall have sole and exclusive authority, subject to the express provisions of the Plan, to grant Awards to Outside Directors under the Plan, to determine the terms, conditions, restrictions and/ or limitations applicable to such Awards and to make all other determinations and take any and all other actions it deems necessary or advisable with respect to such Awards. The Board shall have no authority under the Plan to select and grant Awards to Employees, and such authority is vested exclusively in the Committee; provided, however, that all Awards to Employees authorized by the Committee shall be ratified by the Board.

    3.7 LIABILITY; INDEMNIFICATION. No member of the Committee or the Board nor any person to whom authority has been delegated by the Committee, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee and the Board shall be fully indemnified and protected by DNAP with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Certificate of Incorporation and Bylaws of DNAP, as amended from time to time, or under any agreement between any such member and DNAP.

ARTICLE 4. ELIGIBILITY

    All Employees and Outside Directors are eligible to participate in the Plan. The Committee shall select, from time to time, Participants from those Employees, and the Board shall select, from time to time, Participants from those Outside Directors, who, in the opinion of the Committee or the Board, can further the Plan's purposes. In making this selection, the Committee and the Board may give consideration to the functions and responsibilities of the Participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. Once a Participant is so selected, the Committee or the Board shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee. No Employee is entitled to receive an Award unless selected by the Committee, and no Outside Director is entitled to receive an Award unless selected by the Board.

ARTICLE 5. FORM OF AWARDS

    Awards may, at the Committee's or the Board's sole discretion, be granted under the Plan in the form of Options pursuant to Article 7, SARs pursuant to
Article 8, Restricted Stock pursuant to Article 9, Dividend Equivalents pursuant to Article 10, Other Incentive Awards pursuant to Article 11 or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee or the Board may, in its sole judgment, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under two or more Articles of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE 6. SHARES SUBJECT TO THE PLAN

    6.1 AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed 2,000,000, subject to adjustment as provided in Sections 6.2 and 6.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

    6.2  ADJUSTMENTS FOR RECAPITALIZATIONS AND REORGANIZATIONS.

    (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, DNAP shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by DNAP, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

    (b) If DNAP recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

    (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

    (d) In the event of any changes in the outstanding Common Stock provided for in this Section 6.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section
6.2 shall be subject to any required stockholder action.

    6.3 ADJUSTMENTS FOR AWARDS. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 6.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

        (a) OPTIONS AND RESTRICTED STOCK. The grant of an Option or Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

        (b) SARS. The grant of SARs shall not affect the number of shares available for grant of Awards under the Plan.

        (c) DIVIDEND EQUIVALENTS. The grant of Dividend Equivalents shall not affect the number of shares available for grant of Awards under the Plan, but such number of shares shall be reduced by any shares issued in payment or settlement of Dividend Equivalents.

        (d) OTHER INCENTIVE AWARDS. The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

        (e) TERMINATION. If any Award referred to in paragraphs (a) and (d) above (other than an Other Incentive Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 8.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

        (f) PAYMENT OF EXERCISE PRICE AND WITHHOLDING TAXES. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, or shares of Common Stock that would be acquired upon exercise of an Award are withheld to pay the exercise price of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE 7. OPTIONS

    7.1 GENERAL. Awards may be granted to Employees and Outside Directors in the form of Options. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that
(i) no Incentive Stock Options shall be granted later than 10 years from the date of adoption of the Plan by the Board and (ii) only Employees shall be eligible to receive Incentive Stock Options.

    7.2 TERMS AND CONDITIONS OF OPTIONS. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee or the Board. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee or the Board, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. The term of each Option shall be as specified by the Committee or the Board; provided, however, that, unless otherwise designated by the Committee or the Board, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

    7.3 RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, to the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of DNAP and its parent corporation and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of DNAP or its parent corporation or a Subsidiary, within the meaning of
Section 422(b)(6) of the Code, unless (a) on the Effective Date of grant of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (b) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of the Option's grant.

    7.4 ADDITIONAL TERMS AND CONDITIONS. The Committee or the Board may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

    7.5 EXERCISE OF OPTIONS. Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to DNAP, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

    Upon exercise of an Option, the exercise price of the Option shall be payable to DNAP in full either: (a) in cash or an equivalent acceptable to the Committee or (b) in accordance with any applicable administrative guidelines established by the Committee, by (i) tendering previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such shares),
(ii) with respect to Nonqualified Stock Options only, withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) a combination of the forms of payment specified in clauses (a), (b)(i) or (b)(ii) above.

    In addition, any grant of a Nonqualified Stock Option under the Plan may provide that payment of the exercise price of the Nonqualified Stock Option may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee or the Board at the time of grant of such Nonqualified Stock Option, whenever the exercise price of such Nonqualified Stock Option is paid in whole or in part by means of the form of consideration specified in the immediately preceding sentence, the shares of Common Stock received by the Participant upon the exercise of such Option shall be subject to the same risk of forfeiture and restrictions on transfer as those that applied to the consideration surrendered by the Participant. However, the risk of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Participant upon exercise as applied to the forfeitable or restricted Common Stock surrendered by the Participant in payment of the exercise price.

    Payment of the exercise price of an Option may also be made, in the discretion of the Committee, by delivery to DNAP or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to DNAP to pay for the exercise price and any required withholding taxes.

    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, DNAP shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

    7.6 TERMINATION OF SERVICE. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee or the Board, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Section 6.2, Section 14.2 and
Article 12, in the event that an Employee's Award Agreement embodying the Award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

        (a) DEATH OR DISABILITY. If the employment of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), outstanding Options held by the Participant may be exercised, to the extent then vested, no more than one year from the date of such termination of employment, unless the Options, by their terms, expire earlier.

        (b) OTHER TERMINATION. If the employment of a Participant shall terminate for any reason other than the reasons set forth in paragraph (a) above, whether on a voluntary or involuntary basis, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than three months from the date of such termination of employment, unless the Options, by their terms, expire earlier.

        (c) TERMINATION FOR CAUSE. Notwithstanding paragraphs (a) and (b) above, if the employment of a Participant shall be terminated by reason of such Participant's fraud, dishonesty or performance of other acts detrimental to the Company, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

    7.7 MAXIMUM OPTION GRANTS. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Employee during a calendar year is 200,000.

    7.8  OPTIONS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER
CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, Employees as a result of a merger or consolidation of the employing corporation with DNAP or a Subsidiary, or the acquisition by DNAP or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by DNAP or a Subsidiary of stock of the employing corporation, with the result that such employing corporation becomes a Subsidiary.

ARTICLE 8. SARS

    8.1 GENERAL. The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Stock Option for purposes of Section 424(h) of the
Code) or (ii) with respect to Nonqualified Stock Options, at any time after the initial Option grant while the Nonqualified Stock Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

    8.2 TERMS AND CONDITIONS. SARs granted hereunder shall comply with the following conditions and also with the terms of the Award Agreement governing the Option in conjunction with which they are granted:

        (a) The SAR shall expire no later than the expiration of the underlying Option.

        (b) Upon the exercise of an SAR, the Participant shall be entitled to receive from DNAP or the appropriate Subsidiary in cash an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related Option.

        (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the Fair Market Value of the shares subject to the related Option exceeds the purchase price of the shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the shares for which the SARs are then being exercised.

        (d) Upon the exercise of an SAR, the related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which such SARs are exercised. Upon the exercise or termination of the related Option, the SARs with respect to such related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

    8.3 EXERCISE OF SARS. Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to DNAP.

ARTICLE 9. RESTRICTED STOCK

    9.1 GENERAL. Awards may be granted to Employees and Outside Directors in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Committee or the Board shall determine.

    9.2 RESTRICTION PERIOD. At the time an Award of Restricted Stock is granted, the Committee or the Board shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee or the Board. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Section 6.2, Section 9.3 or Article 12.

    9.3 OTHER TERMS AND CONDITIONS. Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of DNAP, in the name of a nominee of DNAP. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (b) DNAP shall retain custody of the Restricted Stock during the Restriction Period, (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period and (d) a breach of the terms and conditions established by the Committee or the Board pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee or the Board may, in its sole discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restriction Period.

    9.4 PAYMENT FOR RESTRICTED STOCK. A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or the Board or by applicable law.

    9.5 MISCELLANEOUS. Nothing in this Article 9 shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of DNAP or another corporation a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Section 6.2 or Article 12, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

ARTICLE 10. DIVIDEND EQUIVALENTS

    Dividend Equivalents may be granted under the Plan to Employees and Outside Directors, either as a component of another Award or as a separate Award, subject to such terms, conditions, restrictions and/or limitations as the Committee or the Board may establish. In general, and subject to such terms, conditions, restrictions and/or limitations as the Committee or the Board may establish, an Award of Dividend Equivalents shall confer upon the Participant a right to receive, in the event of a cash or stock dividend or other distribution paid or made on the outstanding shares of Common Stock, an amount equal to the dividend or other distribution that would have been received by the Participant had the shares of Common Stock covered by the Award been issued and outstanding on the record date established for such dividend or other distribution. Dividend Equivalents may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional Dividend Equivalents). Any such reinvestment shall be at the Fair Market Value of the Common Stock at the time thereof. Dividend Equivalents may be paid in cash, shares of Common Stock, other Awards or other property, or a combination thereof, in a single payment or in installments, and at such time or times as the Committee or the Board shall determine. Dividend Equivalents granted as a component of another Award may provide that such Dividend Equivalents shall be paid upon exercise, payment or settlement of or lapse of restrictions on such other Award, and that such Dividend Equivalents shall expire or be forfeited under the same conditions as such other Award. Dividend Equivalents granted as a component of another Award may also contain terms and conditions different from such other Award.

ARTICLE 11. OTHER INCENTIVE AWARDS

    Other Incentive Awards may be granted under the Plan to Employees and Outside Directors based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee or the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Employees and Outside Directors in such amount, upon such terms and at any time and from time to time as shall be determined by the Committee or the Board. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and/or limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee or the Board, subject to the terms of the Plan.

ARTICLE 12. CORPORATE CHANGE

    Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Award Agreement:
(a) each Option then outstanding shall
become exercisable in full; (b) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock, Dividend Equivalents and Other Incentive Awards then outstanding shall be deemed satisfied; and (c) all other criteria and objectives the attainment of which are a pre-condition to exercise, vesting, payment or settlement of all Dividend Equivalents and Other Incentive Awards then outstanding shall be deemed fully satisfied at the maximum criteria levels.

ARTICLE 13. AMENDMENT AND TERMINATION

    The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of DNAP if DNAP, on the advice of counsel, determines that such stockholder approval is necessary or desirable. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause Options and SARs under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

ARTICLE 14. MISCELLANEOUS

    14.1 AWARD AGREEMENTS. After the Committee or the Board grants an Award under the Plan to a Participant, DNAP and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee or the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

    14.2 NONASSIGNABILITY. Except as otherwise provided in a Participant's Award Agreement, no Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

    14.3 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and no payment or other adjustment shall be made in respect of any such fractional share.

    14.4 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award or (b) permitting the Participant to deliver to the Company previously acquired shares of

Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes.

    14.5 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in the Plan to the contrary, DNAP shall have no obligation to issue or deliver shares of Common Stock under the Plan prior to (a) the obtaining of any approval from any governmental agency which DNAP shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or stock market on which the Common Stock may be listed and (c) the completion of any registration or other qualification of such shares under any Federal or state law or ruling of any governmental body which DNAP shall, in its sole discretion, determine to be necessary or advisable.

    14.6 BINDING EFFECT. The obligations of DNAP under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of DNAP, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of DNAP. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

    14.7 SEVERABILITY. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

    14.8 NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent DNAP or any Subsidiary from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by DNAP or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against DNAP or any Subsidiary as a result of such action.

    14.9 NOTICES. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective
(a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (c) if sent by telecopy or facsimile transmission, when the answer back is received. DNAP or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to DNAP at the principal executive offices of DNAP clearly marked "Attention: LTIP Administration".

    14.10 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Texas, except as superseded by applicable Federal law. 14.11 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of DNAP as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

    14.12 RISK OF PARTICIPATION. Nothing contained in the Plan shall be construed either as a guarantee by DNAP or its Subsidiaries, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by DNAP or its Subsidiaries, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

    14.13 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, DNAP and the Subsidiaries and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

    14.14 OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of DNAP or any Subsidiary, nor affect any benefits or compensation under any other benefit or compensation plan of DNAP or any Subsidiary now or subsequently in effect.

    14.15 CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his or her employment at any time, with or without cause

    14.16 MISCELLANEOUS. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

    IN WITNESS WHEREOF, this Plan has been executed as of this 15th day of April, 1998.

                                DNAP HOLDING CORPORATION

                                By:             /s/ BERNARDO JIMENEZ
                                     -----------------------------------------
                                                  Bernardo Jimenez
                                              CHIEF EXECUTIVE OFFICER

                            DNAP HOLDING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of DNAP HOLDING CORPORATION hereby appoints BERNARDO JIMENEZ and ARTHUR H. FINNEL and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the common stock, par value $.01 per share, of DNAP HOLDING CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DNAP HOLDING CORPORATION to be held on May 28, 1998 at 9:00 a.m., local time, at the Radisson Hotel Berkeley Marina, 200 Marina Blvd., Berkeley, California 94710, and at any adjournment or postponement thereof.

    THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE NOMINEES NAMED BELOW AND FOR APPROVAL OF THE DNAP HOLDING CORPORATION 1998 LONG-TERM INCENTIVE PLAN. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                          DNAP HOLDING CORPORATION
                                          P.O. BOX 11385
                                          NEW YORK, N.Y. 10203-0385

I ELECTION OF DIRECTORS FOR THE TERMS OF OFFICE EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

        [  ] FOR all nominees listed below
        [  ] WITHHOLD AUTHORITY to vote for all nominees listed below
        [  ] ABSTAIN

Nominees: Evelyn Berezin, Dr. Peter Davis, Carlos Herrera, Bernardo Jimenez,
          Erik C. Jurgensen, Dr. Gerald D. Laubach, Eugenio Najera, Alejandro Perez, Dr. Christopher R. Somerville

                              (CONTINUED ON REVERSE SIDE)

          NOTE: IF YOU DESIRE TO WITHHOLD AUTHORITY FOR ONE OR MORE BUT NOT ALL OF THE ABOVE-NAMED NOMINEES, INDICATE YOUR DESIRE TO WITHHOLD AUTHORITY FOR SUCH NOMINEE(S) BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME(S) OF SUCH NOMINEE(S).

          II. APPROVAL OF DNAP HOLDING CORPORATION 1998 LONG-TERM INCENTIVE PLAN

          [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

          [ ] CHANGE OF ADDRESS MARK HERE
                                             Note: Please sign exactly as shown
                                             at left. If stock is jointly held,
                                             each owner should sign. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and corporate
                                             officers should indicate their
                                             fiduciary capacity or full title
                                             when signing.
                                             Dated _______________________, 1998
                                             ___________________________________
                                                         (Signature)
                                             ___________________________________
                                                (Signature, if held jointly)

Votes MUST be indicated [ X ] in Black or Blue Ink.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.